Exhibit 10.13
BAMBOO INSURANCE SERVICES, INC.
NON-EMPLOYEE DIRECTOR COMPENSATION POLICY
Non-employee members of the board of directors (the “Board”) of Bamboo Insurance Services, Inc. (the “Company”) shall be eligible to receive cash and equity compensation as set forth in this Non-Employee Director Compensation Policy (this “Policy”). The cash and equity compensation described in this Policy shall be paid or be made, as applicable, automatically and without further action of the Board, to each member of the Board who is not an employee of the Company or any parent or subsidiary of the Company (each, a “Non-Employee Director”) who may be eligible to receive such cash or equity compensation, unless such Non-Employee Director declines the receipt of such cash or equity compensation by written notice to the Company and subject to any limits on non-employee director compensation set forth in the Equity Plan (as defined below). This Policy shall become effective upon the effectiveness of the Company’s initial public offering (the “IPO”) and shall remain in effect until it is revised or rescinded by further action of the Board. This Policy may be amended, modified or terminated by the Board at any time in its sole discretion. The terms and conditions of this Policy shall supersede any prior cash and/or equity compensation arrangements for service as a member of the Board between the Company and any of its Non-Employee Directors and between any subsidiary of the Company and any of its Non-Employee Directors, except for equity compensation previously granted to a Non-Employee Director.
1.Cash Compensation.
(a)Annual Retainers. Each Non-Employee Director shall receive an annual retainer of $90,000.00 for service on the Board.
(b)Additional Annual Retainers. In addition, a Non-Employee Director shall receive the following annual retainers:
(i)Chairperson. A Non-Employee Director serving as Chairperson of the Board shall receive an additional annual retainer of $50,000.00 for such service.
(ii)Audit Committee Chairperson. A Non-Employee Director serving as Chairperson of the Audit Committee shall receive an additional annual retainer of $20,000.00 for such service.
(iii)Compensation Committee Chairperson. A Non-Employee Director serving as Chairperson of the Compensation Committee shall receive an additional annual retainer of $16,000.00 for such service.
(iv)Nominating and Corporate Governance Committee Chairperson. A Non-Employee Director serving as Chairperson of the Nominating and Corporate Governance Committee shall receive an additional annual retainer of $10,000.00 for such service.
(c)Payment of Retainers. The annual retainers described in Sections 1(a) and 1(b) shall be earned on a quarterly basis based on a calendar quarter and shall be paid by the

Company in arrears not later than the fifteenth day following the end of each calendar quarter. In the event a Non-Employee Director does not serve as a Non-Employee Director, or in the applicable positions described in Section 1(b), for an entire calendar quarter, such Non-Employee Director shall receive a prorated portion of the retainer(s) otherwise payable to such Non-Employee Director for such calendar quarter pursuant to Sections 1(a) and 1(b), with such prorated portion determined by multiplying such otherwise payable retainer(s) by a fraction, the numerator of which is the number of days during which the Non-Employee Director serves as a Non-Employee Director or in the applicable positions described in Section 1(b) during the applicable calendar quarter and the denominator of which is the number of days in the applicable calendar quarter.
(d)Reimbursements. The Company shall reimburse each Non-Employee Director for all reasonable, documented, out-of-pocket travel and other business expenses incurred by such Non-Employee Director in the performance of his or her duties to the Company in accordance with the Company’s applicable expense reimbursement policies and procedures as in effect from time to time.
2.Equity Compensation. Non-Employee Directors shall be granted the equity awards described below. The awards described below shall be granted under, and shall be subject to the terms and provisions of, the Company’s 2026 Incentive Award Plan or any other applicable Company equity incentive plan then-maintained by the Company (such plan, as may be amended from time to time, the “Equity Plan”), and shall be granted subject to the execution and delivery of award agreements, including attached exhibits, in substantially the forms approved by the Board for use under the Equity Plan. All applicable terms of the Equity Plan apply to this Policy as if fully set forth herein, and all equity grants hereunder are subject in all respects to the terms of the Equity Plan and the applicable award agreements.
(a)Annual Awards. Each Non-Employee Director who (i) serves on the Board as of, or is initially elected or appointed to the Board on, the date of any annual meeting of the Company’s stockholders (an “Annual Meeting”) occurring on or after the completion of the Company’s first full fiscal year as a public company (the “First Eligible Annual Meeting”) and (ii) will continue to serve as a Non-Employee Director immediately following such Annual Meeting shall be automatically granted, on the date of such Annual Meeting, an award of restricted stock units with respect to the Company’s Class A common stock that has an aggregate fair value on the date of such Annual Meeting of $150,000.00 (as determined in accordance with ASC 718 and with the number of shares of Class A common stock underlying such award subject to adjustment as provided in the Equity Plan). Each Non-Employee Director who is initially elected or appointed to the Board after the First Eligible Annual Meeting, on a date other than the date of an Annual Meeting, shall be automatically granted, on such Non-Employee Director’s Start Date, an award of restricted stock units with respect to the Company’s Class A common stock that has an aggregate fair value on such Start Date (as determined in accordance with ASC 718) equal to the product of (i) $150,000.00 and (ii) a fraction, the numerator of which is (x) 365 minus (y) the number of days in the period beginning on the date of the Annual Meeting immediately preceding such Non-Employee Director’s Start Date and ending on such Non-Employee Director’s Start Date, and the denominator of which is 365 (with the number of shares of Class A common stock underlying such award subject to adjustment as provided in the Equity Plan). For the avoidance of doubt, no Non-Employee Director whose Start Date occurs on or prior to the date of the First Eligible Annual Meeting shall be eligible to receive a Prorated Annual Award. The awards described in this Section 2(a) shall be referred to as the “Annual Awards.”
(b)Initial Awards. Except as otherwise determined by the Board, each Non-Employee Director who is initially elected or appointed to the Board on or after the effective date of the Company’s IPO shall be automatically granted, on the date of such Non-Employee Director’s initial election or appointment (such Non-Employee Director’s “Start Date”), an award of restricted stock units with respect to the Company’s Class A common stock that has an aggregate fair value on such Non-Employee Director’s Start Date of $300,000.00 (as determined in accordance with ASC 718 and with the number of shares of Class A common stock underlying such award subject to adjustment as provided in the Equity Plan). The awards described in this Section 2(b) shall be referred to as “Initial Awards.” For the avoidance of doubt, no Non-Employee Director shall be granted more than one Initial Award.
(c)Termination of Employment of Employee Directors. Members of the Board who are employees of the Company or any parent or subsidiary of the Company who subsequently terminate their employment with the Company and any parent or subsidiary of the Company and remain on the Board will not receive an Initial Award pursuant to Section 2(b) above, but to the extent that they are otherwise eligible will be eligible to receive, after termination from employment with the Company and any parent or subsidiary of the Company, Annual Awards as described in Section 2(a) above.
(d)Vesting of Awards Granted to Non-Employee Directors. Each Annual Award shall vest in full and, if applicable, become exercisable on the first anniversary of the date of grant, subject to the Non-Employee Director continuing in service on the Board through the applicable vesting date. Each Initial Award shall vest and, if applicable, become exercisable in three equal annual installments on each of the first three anniversaries of the date of grant, subject to the Non-Employee Director continuing in service on the Board through the applicable vesting date. Unless the Board determines otherwise, no portion of an Annual Award or Initial Award that is unvested or, if applicable, unexercisable at the time of a Non-Employee Director’s termination of service on the Board shall become vested and exercisable thereafter. All of a Non-Employee Director’s Annual Awards and Initial Awards shall vest in full immediately prior to the occurrence of a Change in Control (as defined in the Equity Plan), to the extent outstanding at such time.
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